UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)
Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Rowan Companies plc (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. William (Bill) E. Albrecht as a director, effective as of October 28, 2015. In connection with Mr. Albrecht’s appointment, the Board increased its size from nine to ten members effective as of the same date.

Mr. Albrecht is appointed for the remainder of the term, until the annual general meeting of shareholders in 2016. Mr. Albrecht has also been appointed to serve on the Audit and Health, Safety and Environment committees.

William (Bill) E. Albrecht, age 64, has served as Executive Chairman of the Board of California Resources Corporation, a publicly traded oil and natural gas exploration and production company, since July 2014. Mr. Albrecht served as Vice President of Occidental Oil & Gas from May 2008 to July 2014 and as President of Oxy Oil & Gas, Americas from January 2012 to July 2014, and President of Oxy Oil & Gas, USA from April 2008 to January 2012, with extensive managerial oversight over upstream assets. Mr. Albrecht has more than 35 years of experience in the oil and gas industry, having also previously served eight years as an executive officer of EOG Resources, a domestic energy producer, including Vice President of acquisitions and engineering. Mr. Albrecht began his career in the industry as a petroleum engineer for Tenneco Oil Company for ten years. Mr. Albrecht has also served as a Captain in the U.S. Army.

There are no arrangements between Mr. Albrecht and any other person pursuant to which he was appointed to serve as a director, nor are there any transactions in which the Company is a participant in which he has a material interest.

As a non-employee director, Mr. Albrecht will receive the compensation paid to all non-employee directors and is eligible to participate in the Rowan Companies plc Incentive Plan, under which he has been awarded a pro-rated annual grant of restricted share units with a grant date market value of approximately $100,000. Mr. Albrecht will also enter into a customary form of indemnification agreement.

The Board has determined that Mr. Albrecht is independent under the listing standards of the New York Stock Exchange and applicable law.

The Company issued a press release announcing the appointment of Mr. Albrecht as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

Number	Description

99.1	Press Release dated October 28, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES PLC

Dated: October 29, 2015	By:	/s/ Melanie M. Trent
Melanie M. Trent
Executive Vice President, Chief Administrative Officer and General Counsel

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